EXHIBIT "1"

                                 RESPONSE LETTER

                                       OF

                         MENDOZA, BERGER & COMPANY, LLP
                             DATED OCTOBER 20, 2003

                                                                October 20, 2003

Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  MSTG Solutions, Inc.
     SEC Commission File Number 333-101552
     Response to Form 8-K, Item 4 - Change in Accountants

To the Office of the Chief Accountant:

     On October 15, 2003, the Certified Public Accounting firm of Mendoza Berger & Company, LLP, withdrew from representation of MSTG Solutions, Inc. On October 16, 2003, MSTG Solutions, Inc., provided Mendoza Berger & Company, LLP, with a draft copy of the 8-K attached as Exhibit 1. Mendoza Berger & Company, LLP, agrees with the Form 8-K as attached to the extent it concerns the actions of Mendoza Berger & Company, LLP. Mendoza Berger & Company, LLP, is unable to, and does not, make any assertions concerning the registrant's retention of subsequent Certified Public Accountants.

Sincerely,

/s/ Mendoza Berger & Company, LLP

Mendoza Berger & Company, LLP